UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2014

SPECTRASCIENCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-13092	41-1448837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11568-11 Sorrento Valley Road,
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 847-0200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 21, 2014, SpectraScience, Inc. (the “Company” or “we” or “us” or “our”) held its Annual Meeting of Stockholders in Minneapolis, Minnesota. At that meeting, the stockholders considered and acted upon four proposals pursuant to the Notice of Annual Meeting of Stockholders and as described in more detail in the Company’s definitive proxy statement dated July 21, 2014 (the "Proxy Statement"). Of 171,038,254 shares eligible to vote as of July 11, 2014 (the "Record Date"), the holders of record of 136,002,516 shares were present at the meeting either in person or by proxy.

Proposal No. 1: Election of Directors. By the vote described below, the stockholders elected the following individuals as directors to serve until the next annual meeting of shareholders or until such time as their successors are elected and qualified:

Director	For	Against	Broker Non-Votes
Michael Oliver	70,895,942	1,513,031	63,593,543
MarkMcWilliams	70,765,032	1,643,941	63,593,543
Sheldon Miller	70,217,948	2,191,025	63,593,543
Stanley Pappelbaum	71,719,677	689,296	63,593,543
Chester E. Seivert	71,203,891	1,205,082	63,593,543
Duwaine Townsen	70,074,358	2,329,615	63,593,543

Proposal No. 2:Amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of capital stock from 325,000,000 to 750,000,000, consisting of an increase in authorized shares of common stock from 275,000,000 to 700,000,000:

For	Against	Abstain	Broker Non-Votes
69,986,742	2,126,591	295,640	63,593,543

Proposal No. 3: Ratification of the 2011 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
68,473,003	3,811,041	124,929	63,593,543

Proposal No. 4: Ratification of the Appointment of Independent Registered Public Accountants. By the vote described below, the stockholders ratified the appointment of HJ Associates & Consultants LLP as our independent registered public accountants:

For	Against	Abstain	Broker Non-Votes
135,051,799	459,196	491,521	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRASCIENCE, INC.

Date: August 26, 2014	By:	/s/ Michael P.Oliver
Michael P. Oliver
President and Chief Executive Officer